                                                            Page 61 of 65 Pages


                                   EXHIBIT C
                           INDEMNIFICATION AGREEMENT

     THIS INDEMNIFICATION AGREEMENT ("Agreement") is made as of the 17th day of November, 1995, by and between RIVERSIDE PARTNERSHIP, an Illinois general partnership ("Partnership"), THE ENVIRONMENTAL PRIVATE EQUITY FUND II, L.P., a Delaware limited partnership ("EPEF"), and PRODUCTIVITY FUND III, L.P., a Delaware limited partnership ("PF-III").

                              W I T N E S S E T H

     WHEREAS, LaSalle National Bank (the "Bank") intends to loan funds to RIVERSIDE L.L.C., an Illinois limited liability company ("RLLC") pursuant to the terms and conditions of a loan agreement dated November 17, 1995 (the "Loan");

     WHEREAS, RLLC will to use the proceeds of the Loan to purchase shares of common stock of Utilities, Inc. and Harding Associates, Inc., which shares of common stock will stand as collateral security for the Loan and will be contributed (subject to the Loan) by RLLC to the Partnership, which is a partnership formed by and between PF-III, EPEF and RLLC;

     WHEREAS, as a condition to making the Loan and permitting the transfer of common stock as aforesaid, the Bank requires that PF-III and EPEF guaranty the obligations of RLLC under the Loan to the Bank; and

     WHEREAS, in consideration for their respective guaranties, PF-III and EPEF require that the Partnership indemnify PF-III and EPEF for any and all loss, cost, damage or expense incurred by them in connection with their respective guaranties;

     NOW, THEREFORE, in consideration of the premises set forth above, the parties hereto agree as follows:

                              A G R E E M E N T S

     1. Indemnification. The Partnership agrees to indemnify and hold each of PF-III and EPEF harmless from and against any and all loss, cost, damage or expense (including reasonable attorneys' fees and costs of litigation) suffered by them resulting from or incident to (a) any breach by RLLC of any covenant, condition, representation, warranty or other provision of or in connection with the Loan, (b) any inaccuracy or misrepresentation in or breach of any of the warranties, representations, covenants or agreements made by RLLC in connection with the Loan or in any certificate, document or instrument delivered by RLLC in accordance with the Loan, whether or not such inaccuracy or breach was known to, or should have been known by, PF-III or EPEF, or (c) any liabilities or obligations of either PF-III or EPEF, including without limitation those arising from or relating to, or arising in any manner from the guaranty by PF-III and EPEF of the obligations of RLLC under or in connection with the Loan.

     2. Defense of Claims. In the event that any proceeding shall be instituted or any claim or demand shall be asserted by any person against PF-III or EPEF in respect of which

                                                            Page 62 of 65 Pages


indemnification may be sought under the provisions of this Agreement (the "Indemnified Party"), the Indemnified Party shall cause written notice thereof to be given to the Partnership. Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any delay in giving notice. In the event of such claim, demand or legal proceeding, the Partnership shall have the right to employ at its expense such counsel as is acceptable to the Indemnified Party to defend any such claim, demand or legal proceeding asserted against such Indemnified Party, and the Indemnified Party shall have the right to participate in the defending in good faith of any such claim, demand or legal proceeding; and so long as the Partnership is defending such claim, demand or legal proceeding in good faith, the Partnership will not settle such claim, demand or legal proceeding without the written consent of the Indemnified Party, which shall not be unreasonably withheld. The Indemnified Party will make available to the Partnership or its representatives all records and other materials required by them for their use in contesting any claim, demand or legal proceeding asserted by a third party against the Indemnified Party. Whether or not the Partnership so elects to defend any such claim, demand or legal proceeding, the Indemnified Party shall not have an obligation to do so.

     3. Notices. Unless stated otherwise herein, all notices provided for herein shall be given in writing and shall be delivered personally or telecopied, expressed or mailed, with postage or other delivery charges prepaid, as follows:

     If to the Partnership:

     233 South Wacker Drive
     Suite 9500, Sears Tower
     Chicago, Illinois 60606
     Telecopier: (312) 258-0334

     If to PF-III:

     233 South Wacker Drive
     Suite 9500, Sears Tower
     Chicago, Illinois 60606
     Telecopier: (312) 258-0334

     If to EPEF:

     233 South Wacker Drive
     Suite 9500, Sears Tower
     Chicago, Illinois 60606
     Telecopier: (312) 258-0334

Notices shall be effective (a) upon receipt, if delivered personally or telecopied, (b) on the first business day after having been given to a recognized overnight courier service, or (c) three (3) business days after deposit in a regular receptacle for the United States mail, certified mail, return receipt requested, postage prepaid. Any party hereto may specify a new address for notice by giving notice of change of address to all other parties in accordance with this Section 3.

                                                            Page 63 of 65 Pages

     4. Governing Law. This Agreement has been executed and delivered in, and shall be governed by and construed in accordance with, the laws of the State of Illinois for agreements to be wholly performed in that State (i.e., without application of such State's conflicts of laws provisions).

     5. Headings. The titles of the Sections have been inserted as a matter of convenience of reference only, and shall not control or affect the meaning or construction of this Agreement.

     6. Waiver of Rights. The failure or delay of any party hereto at any time or times hereafter to require strict performance by another party hereto (as applicable) of any of the provisions, terms and conditions contained in this Agreement shall not waive, affect or diminish any right of any party at any time or times thereafter to demand strict performance hereof, and such right shall not be deemed to have been waived by any act or knowledge of any party, their respective agents, officers or employees, unless such waiver is contained in an instrument in writing signed by such party and directed to any other party (as applicable) specifying such waiver. No waiver by any party hereto of any failure to perform pursuant to the terms hereunder shall operate as a waiver of any other or the same failure to perform pursuant to the terms hereunder on a future occasion. No single or partial exercise by any party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

     7. Choice of Forum and Venue. ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE UNITED STATES OF AMERICA,
STATE OF ILLINOIS, COUNTY OF COOK.   EACH OF THE PARTIES HERETO HEREBY CONSENTS
AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SUCH COUNTY. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT HE OR SHE MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST HIM OR HER OR BROUGHT BY HIM OR HER IN ACCORDANCE WITH THIS SECTION.

     8. Waiver of Jury Trial. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS THAT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENT DELIVERED TO THE OTHERS AS OF THE DATE HEREOF, PRIOR THERETO OR THEREAFTER, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT HE OR SHE HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF THIS AGREEMENT AND EACH OTHER DOCUMENT TO WHICH HE OR SHE IS NOW OR WILL BE IN THE FUTURE A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER DOCUMENT.

     9. Execution of Additional Instruments.   Each party hereto shall execute
such other and further designations, powers of attorney and other instruments necessary to comply with any applicable laws.

                                                            Page 64 of 65 Pages


     10. Construction. Whenever the singular tense is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

     11. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by applicable law.

     12. Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

     13. Beneficiaries of Agreement. The rights and obligations contained in this Agreement are hereby declared by the parties hereto to have been provided expressly for the exclusive benefit of such persons as set forth herein, and shall not benefit, and do not benefit, any unrelated third parties.

     14. Integrated Agreement. This Agreement is intended to be the sole agreement of the parties hereto with respect to the matters contained herein.

     15. Amendment. This Agreement may be amended only by a written instrument of amendment which is signed by all parties hereto and which expressly refers to this Section 15. No course of dealing, action or inaction shall be effective as an amendment of this Agreement.

     16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be treated as an original, but all of which, collectively, shall constitute a single document.

                                                            Page 65 of 65 Pages


     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first set forth above.

                         THE ENVIRONMENTAL PRIVATE EQUITY FUND II, L.P.



                         By:  ENVIRONMENTAL PRIVATE EQUITY
                              MANAGEMENT II, L.P., its General Partner

                         By:  FIRST ANALYSIS EPEF MANAGEMENT
                              COMPANY II, its Managing General Partner



                         By:  /s/ Bret R. Maxwell
                              ----------------------------------------------
                              Bret R. Maxwell, General Partner


                         PRODUCTIVITY FUND MANAGEMENT COMPANY III,
                         L.L.C., its General Partner

                         By:  /s/ Bret R. Maxwell
                              ----------------------------------------------
                              Bret R. Maxwell, Managing Member


                         RIVERSIDE PARTNERSHIP


                         By:  RIVERSIDE L.L.C., its Managing General Partner

                         By:  FIRST ANALYSIS MANAGEMENT COMPANY
                              III, L.L.C. its Manager



                         By:  /s/ Bret R. Maxwell
                              ----------------------------------------------
                              Bret R. Maxwell, Managing Member